THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Agreement”) is made as of November 20, 2008, by and among MRU Holdings, Inc., a Delaware corporation (the “Company”); Embark Corp., a Delaware corporation (“Embark”), Embark Online, Inc, a Delaware corporation (“Embark Online”), Goto College Holdings Inc., a Delaware corporation (“Goto College”), iempower, inc., a Delaware corporation (“iempower”), MRU Originations, Inc., a Delaware corporation (“MRU Originations”), and MRU Universal Guaranty Agency, Inc., a Delaware corporation (“MRU Universal”; Embark, Embark Online, Goto College, iempower, MRU Originations and MRU Universal, collectively, the “Included Subsidiaries”), each of which is a Subsidiary of the Company; Longview Marquis Master Fund, L.P., a British Virgin Islands limited partnership (including as successor to The Longview Fund, L.P., a California limited partnership, under the Purchase Agreement (as defined below), “Buyer”); and Viking Asset Management, LLC, a California limited liability company, in its capacity as collateral agent for the benefit of Buyer (together with its successors and assigns in such capacity, the “Collateral Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as amended hereby) (as defined below) and, if not defined therein, in the Notes (as defined below) and, if not defined therein, then in the Security Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and Buyer are party to that certain Securities Purchase Agreement, dated as of October 19, 2007 (as amended by the First Amendment and the Second Amendment (each, as defined below), and as may be further amended, restated, supplemented or otherwise modified and in effect from time to time, and together with that certain letter agreement dated June 9, 2008 between the Company and Buyer, the “Purchase Agreement”), pursuant to which the Company issued those certain senior secured notes, each dated October 19, 2007, in an aggregate original principal amount of $11,200,000 that are held by Buyer as of the date hereof (such notes, together with any promissory notes or other securities issued in exchange or substitution therefor or replacement thereof, and as amended by the First Amendment and the Second Amendment, and as any of the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the “Notes”);

WHEREAS, the Company, the Included Subsidiaries and Buyer entered into that certain Waiver and First Amendment, dated as of September 12, 2008 (the “First Amendment”), pursuant to which, among other things, the parties amended subsection (ii)(D) of the definition of the term “Indebtedness” set forth in the Appendix to the Purchase Agreement and Buyer granted a limited waiver with respect to the breach by the Company of Section 5(g) of the Purchase Agreement and an Event of Default under Section 8(a)(ix) of each Note;

WHEREAS, the Company, the Included Subsidiaries and Buyer entered into that certain Second Amendment, dated as of October 17, 2008 (the “Second Amendment”), pursuant to which, among other things, the parties agreed to further amend subsection (ii)(D) of the definition of the term “Indebtedness” set forth in the Appendix to the Purchase Agreement;

WHEREAS, subsequent to the Second Amendment, on each of November 3, 2008, November 10, 2008, November 12, 2008, November 13, 2008, November 15, 2008, November 17, 2008, November 18, 2008 and November 19, 2008, as disclosed in the Company’s current reports on Form 8-K, as filed with the SEC, Buyer agreed to extend the deadlines set forth in the Second Amendment for compliance with the Company’s covenant with respect to Indebtedness as it relates to accounts payable, in each case subject to the terms and conditions set forth in the Second Amendment;

WHEREAS, the parties desire to amend the Purchase Agreement as hereinafter set forth; and

WHEREAS, as a condition to Buyer entering into this Agreement, contemporaneously herewith, (a) each of the Included Subsidiaries will execute and deliver a security agreement (the “Security Agreement”), in the form attached hereto as Exhibit A, pursuant to which, among other things, the Included Subsidiaries will grant to the Collateral Agent a first priority perfected security interest in all present and future tangible and intangible assets of the Included Subsidiaries; (b) Goto College will execute and deliver a Pledge Agreement (the “Pledge Agreement”), in the form attached hereto as Exhibit B, pursuant to which, among other things, Goto College will pledge all of the capital stock or other equity interests in each of its direct and indirect subsidiaries, and such capital stock or other equity interests shall be Pledged Shares (as defined in the Pledge Agreement); (c) Embark will execute and deliver a trademark security agreement (the “Trademark Security Agreement”), in the form attached hereto as Exhibit C, pursuant to which, among other things, Embark will grant to the Collateral Agent a continuing security interest in the Trademark Collateral (as defined in the Trademark Security Agreement); and (d) Embark will execute and deliver a copyright security agreement (the “Copyright Security Agreement”), in the form attached hereto as Exhibit D, pursuant to which, among other things, Embark will grant to the Collateral Agent a continuing security interest in the Copyright Collateral (as defined in the Copyright Security Agreement).

NOW, THEREFORE, in consideration of the agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned agrees as follows:

1. Amendments to the Purchase Agreement. Buyer hereby agrees with the Company that, as of the date first above written, as follows:

a. The Appendix to the Purchase Agreement is hereby amended to insert the following definitions into the Appendix to the Purchase Agreement as follows:

“Accounts Payable Decrease Date” shall mean January 8, 2009, provided, however, that after January 8, 2009, “Accounts Payable Decrease Date” shall mean January 31, 2009 if all of the following conditions have been satisfied on January 8, 2009: (i) the Company and one or more third parties shall have executed, and there shall be in effect, a term sheet or definitive documents for the sale of assets of the Company or any of its Subsidiaries, or for the sale of equity and/or securities of the Company, to such third party or parties (any such sale, a “Sale Transaction”) that will provide the Company with net proceeds of no less than the greater of (i) $50,000,000 and (ii) such amount as the holders of the Notes representing at least two-thirds (2/3) of the aggregate principal amount of all of the Notes then outstanding determine in good faith and in consultation with the Company is reasonably necessary for the Company to operate its then existing business on a positive net income basis and to satisfy all of the Company’s then existing Indebtedness and other financial obligations, including all of the Company’s present and future obligations under the Notes (with respect to principal thereof, interest and any premium thereon, and otherwise); (ii) the Company has received a nonrefundable deposit or advance with respect to such Sale Transaction of, or otherwise has available, unrestricted and unencumbered funds of no less than $11,200,000, and all such funds are held in a segregated bank account in which the Collateral Agent has, for the benefit of the holders of the Notes, a valid perfected first priority security interest pursuant to an Account Control Agreement (as defined in the Security Agreement) that requires that all such funds remain in such account until each of the Notes are repaid in full, and such funds so remain in such account, except that such funds may be used to directly pay principal on the Notes in accordance with the terms of the Notes; and (iii) the Company and each of its Subsidiaries are, and have been at all times since November 20, 2008, in compliance in all material respects with each of the Transaction Documents, and there is no, and there has not at any time since November 20, 2008 been, an “Event of Default,” or any event, condition or circumstance that with the passage of time or the giving of notice (or both) would constitute an “Event of Default” under any of the Notes; provided, further, however, that if all such conditions have been satisfied on January 8, 2009, but any of such conditions is not satisfied on any date thereafter and prior to January 31, 2008, the “Accounts Payable Decrease Date” shall be the first such date after January 8, 2009 on which any of such conditions are not satisfied.

“Collateral” has the meaning assigned to such term in the Security Agreement.

“Copyright Security Agreement” means that certain Copyright Security Agreement, dated as of November 20, 2008, by and between Embark Corp. and the Collateral Agent.

“Included Subsidiaries” means Embark Corp., a Delaware corporation, Embark Online, Inc, a Delaware corporation, Goto College Holdings Inc., a Delaware corporation, iempower, inc., a Delaware corporation, MRU Originations, Inc., a Delaware corporation, and MRU Universal Guaranty Agency, Inc., a Delaware corporation.

“Pledge Agreement” means that certain Pledge Agreement, dated as of November 20, 2008, by and between Goto College Holdings Inc. and the Collateral Agent, and acknowledged by each of Embark Corp. and Embark Online, Inc.

“Security Agreement” means that certain Security Agreement, dated as of November 20, 2008, by and among the Included Subsidiaries, the Collateral Agent and the Buyers.

“Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of November 20, 2008, by and between Embark Corp. and the Collateral Agent

b. The Appendix to the Purchase Agreement is hereby amended by replacing the previously existing definitions (and such previously existing definitions are hereby deleted) of each of “Collateral Agent,” “Security Documents” and “Transaction Documents,” respectively, with the following:

“Collateral Agent” has the meaning assigned to such term in the Pledge and Security Agreement or the Security Agreement, as applicable.

“Security Documents” means the Pledge and Security Agreement, the Guaranty, the Blocked Account Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, any Account Control Agreements and any other agreements, documents and instruments executed concurrently herewith or at any time hereafter pursuant to which the Company, any of its Subsidiaries or any other Person either (i) guarantees payment or performance of all or any portion of the obligations hereunder or under any other instruments delivered in connection with the transactions contemplated hereby and by the other Transaction Documents, and/or (ii) provides, as security for all or any portion of such obligations, a Lien on any of its assets in favor of a Buyer, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Transaction Documents” means this Agreement, the Notes, the Pledge and Security Agreement, the Blocked Account Agreement, the Guaranty, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, any Account Control Agreements and each of the other agreements or instruments to which the Company or any of its Subsidiaries is a party or by which it is bound and which is entered into by the parties hereto or thereto in connection with the transactions contemplated hereby and thereby.

c. Subclause (ii)(D) of the definition of the term “Indebtedness” set forth in the Appendix to the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“(D) not exceeding at any one time an aggregate amount among the Company and its Subsidiaries of (1) on or prior to the Accounts Payable Decrease Date, $12,000,000 and (2) after the Accounts Payable Decrease Date, $5,000,000.”

d. Section 4(c) of the Purchase Agreement is hereby amended to replace the phrase “During the period commencing on the date of this Agreement and ending on the date on which no Notes remain outstanding and the Pledge and Security Agreement has been terminated (the period ending on such latest date, the “Reporting Period”),” at the beginning of the first sentence thereof, with the phrase “During the period commencing on the date of this Agreement and ending on the first date on which no Notes remain outstanding and each of the Pledge and Security Agreement and the Security Agreement has been terminated (the period ending on such latest date, the “Reporting Period”),”.

e. Section 4(g) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

“g. Minimum Cash Balance. At all times during the Reporting Period, (i) the Company shall maintain unrestricted and unencumbered cash on hand (net of any payments out from the Company and its Subsidiaries in process) in an aggregate amount of not less than $4,350,000, and (ii) Embark shall maintain unrestricted and unencumbered cash on hand (net of any payments out from Embark in process) in an aggregate amount of not less than $1,500,000.”

f. Each of Sections 4(i), 4(n), 4(o) and 4(t) of the Purchase Agreement are hereby amended to insert “Collateral,” immediately prior to each reference to the term “Pledged Collateral” contained in such Sections.

g. Section 4(r) of the Purchase Agreement is hereby amended to replace the phrase “From the date of this Agreement until the first date following the Closing Date on which the Notes are no longer outstanding and the Pledge and Security Agreement has terminated,” at the beginning of the first sentence thereof, with the phrase “During the Reporting Period,”.

h. Section 5(d) of the Purchase Agreement is hereby amended to insert into the proviso “provided, however, that any Subsidiary may declare, set aside or pay dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its Capital Stock that is held solely by the Company or a wholly-owned domestic Subsidiary” in subsection (i) thereof, the phrase “that is not an Included Subsidiary” immediately following the first reference to the term “Subsidiary” and immediately prior to the word “may.”

i. Section 5(f) of the Purchase Agreement is hereby amended to insert into the proviso “provided, however, that any Subsidiary may prepay any Indebtedness to the Company or a wholly-owned domestic Subsidiary (other than the Excluded Subsidiaries) of the Company” at the end of Section 5(f) of the Purchase Agreement, the phrase “that is not an Included Subsidiary” immediately following the first reference to the term “Subsidiary” and immediately prior to the word “may.”

j. Section 5(g) of the Purchase Agreement is hereby amended to insert the parenthetical “(excluding the Included Subsidiaries)” into subsection (iii) thereof immediately following the term “Subsidiaries” and immediately prior to the word “that.”

k. Section 5(i) of the Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“Sale of Collateral. During the Reporting Period, neither the Company nor any of the Subsidiaries shall sell, transfer, assign or dispose of any Collateral, Pledged Collateral or Account Collateral, except pursuant to the Pledge and Security Agreement, the Blocked Account Agreement or any of the other Security Documents.”

l. Section 5(l) of the Purchase Agreement is hereby amended to insert the following proviso immediately prior to the period at the end of subsection (ii) thereof, such proviso to read in its entirety as follows:

“; provided, however, that neither the Company nor any Subsidiary may issue, transfer or pledge any capital stock or equity interest in any Included Subsidiary to any Person.”

m. As amended hereby, the Purchase Agreement remains in full force and effect.

2. Representations and Warranties of the Company. The Company represents and warrants to Buyer that:

a. Authorization; Enforcement; Validity. Each of the Company and the Included Subsidiaries is a duly organized and validly existing corporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Purchase Agreement (as amended hereby) and the other Transaction Documents. The execution and delivery of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and the Copyright Security Agreement by the Company and the Included Subsidiaries (as applicable), and the consummation of the transactions contemplated hereby and thereby, by the Purchase Agreement (as amended hereby) and by the other Transaction Documents have been duly authorized by the respective boards of directors of the Company and the Included Subsidiaries, and no further consent or authorization is required by the Company, the Included Subsidiaries or their respective boards of directors or shareholders. Each of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and the Copyright Security Agreement has been duly executed and delivered by the Company and each of the Included Subsidiaries, and each of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Purchase Agreement (as amended hereby) and the other Transaction Documents constitutes a valid and binding obligation of each of the Company (as applicable) and the Included Subsidiaries (as applicable), enforceable against each of the Company (as applicable) and the Included Subsidiaries (as applicable) in accordance with its terms. Any Account Control Agreements entered into by any of the Included Subsidiaries in connection with Section 5(a) hereof, upon delivery to the Collateral Agent as required by such Section 5(a), shall have been duly executed and delivered by such Included Subsidiaries, and each of such Account Control Agreements shall constitute the valid and binding obligations of such Included Subsidiaries, enforceable against such Included Subsidiaries in accordance with its terms.

b. No Conflicts. The execution and delivery of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement and any Account Control Agreements by each of the Company (as applicable) and the Included Subsidiaries (as applicable), the performance by each of the Company (as applicable) and the Included Subsidiaries (as applicable) of their respective obligations hereunder and thereunder, under the Purchase Agreement (as amended hereby) and under the other Transaction Documents, and the consummation by each of the Company and the Included Subsidiaries (as applicable) of the transactions contemplated hereby, by the Security Agreement, by the Pledge Agreement, by the Trademark Security Agreement, by the Copyright Security Agreement, by any Account Control Agreements, by the Purchase Agreement (as amended hereby) and by the other Transaction Documents will not (i) result in a violation of the certificate of incorporation or the bylaws of the Company or the organizational documents of any Subsidiary; (ii) conflict with, or constitute a breach or default (or an event which, with the giving of notice or lapse of time or both, constitutes or would constitute a breach or default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or other remedy with respect to, any agreement, indenture or instrument to which the Company or any of the Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of the Subsidiaries or by which any property or asset of the Company or any of the Subsidiaries is bound or affected. Neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or order of or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, any Account Control Agreements, the Purchase Agreement (as amended hereby) or the other Transaction Documents.

c. No Violation of Security Documents. Neither the Company nor any of the Included Subsidiaries has breached or violated any of the provisions of the Security Documents or taken any action that would impair, or otherwise adversely affect, the rights of Buyer or the Collateral Agent under the Security Documents or otherwise with respect to the Collateral.

d. No Event of Default. After giving effect to this Agreement, no Event of Default or event which, with notice or the lapse of time or both, would constitute an Event of Default, exists on the date hereof.

e. Accounts Payable; Cash on Hand. As of the date hereof, (i) the aggregate outstanding amount of the Accounts Payable of the Company and its Subsidiaries is more than $10,900,000 but less than $11,200,000, (ii) the aggregate amount of unrestricted and unencumbered cash on hand of the Company and its Subsidiaries (net of any payments out from the Company and its Subsidiaries in process) is greater than $6,300,000 but less than $6,500,000, and (iii) the aggregate amount of unrestricted and unencumbered cash on hand of Embark (net of any payments out from Embark in process) is greater than $2,700,000 but less than $2,900,000.

f. No Other Subsidiaries. Except as set forth on Schedule 3(a) to the Purchase Agreement, the Company does not have any Subsidiaries.

g. Equity Held by Included Subsidiaries. None of the Included Subsidiaries beneficially owns or otherwise holds any voting securities of, or other equity or similar interests in, any other Person, except that Goto College directly owns beneficially and of record all of the voting securities of, and equity interests in, each of Embark and Embark Online.

h. Accounts of the Included Subsidiaries. No Included Subsidiary, other than Embark, maintains any bank, brokerage or other similar accounts (each, an “Account”), and the only Account maintained by Embark, or in which Embark has any interest, is that certain account identified on the date hereof on Schedule VI to the Security Agreement (the “Embark Account”), which Embark Account includes all funds of Embark, including all funds received by Embark in connection with those certain Service Agreements entered into between Embark and certain institutions of higher education and other customers.

3. Representation and Warranties of Buyer. Buyer represents and warrants to the Company that (a) Buyer is a validly existing limited partnership and has the requisite limited partnership power and authority to enter into and perform its obligations under this Agreement, and (b) this Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

4. Acknowledgment of the Company and the Included Subsidiaries. The Company and each of the Included Subsidiaries hereby irrevocably and unconditionally acknowledge, affirm and covenant to Buyer that:

a. Buyer is not in default under any of the Transaction Documents and has not otherwise breached any obligations to the Company or any of the Subsidiaries; and

b. there are no offsets, counterclaims or defenses to the Liabilities (as defined in the Amended and Restated Security Agreement) or Obligations (as defined in the Subsidiary Guaranty), including the liabilities and obligations of the Company under the Purchase Agreement (as amended hereby) and the other Transaction Documents, or to the rights, remedies or powers of Buyer in respect of any of the Liabilities or Obligations or any of the Transaction Documents, and the Company and each of the Included Subsidiaries agree not to interpose (and each does hereby waive and release) any such defense, set-off or counterclaim in any action brought by Buyer with respect thereto.

5. Covenants.

a. New Accounts. During the Reporting Period, none of the Included Subsidiaries shall open, maintain or hold any funds or securities in any Account unless, contemporaneously with the opening of such Account, such Included Subsidiary has delivered to the Collateral Agent an Account Control Agreement (as defined in the Security Agreement) with respect to such Account, duly executed by such Included Subsidiary and the applicable bank, brokerage firm or other financial institution.

b. Disclosure. Prior to 3:00 p.m., New York City time, on the second Business Day following the date hereof, the Company shall file a current report on Form 8-K (the “Amendment Form 8-K”) with the SEC, describing the terms of this Agreement, in the form required by the 1934 Act, and attaching as exhibits thereto each of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and the Copyright Security Agreement.

c. Termination of Liens. The Company shall use its best efforts to file all agreements, instruments and other documents to terminate all Liens (other than the Liens in favor of the Collateral Agent) filed against the Trademarks owned by Embark with the United States Patent and Trademark Office as soon as reasonably practicable but in any event no later than December 31, 2008 and shall deliver, or cause to be delivered, to Collateral Agent applicable agreements, instruments and other documents in form and substance reasonably satisfactory to Collateral Agent evidencing such termination promptly after the recordation thereof.

6. Limited Waiver. The parties hereto acknowledge and agree that Section 3(a) of the First Amendment shall be null and void and of no force or effect if the aggregate outstanding amount of the Accounts Payable (as defined in the First Amendment) exceeds $12,000,000 at any time following the date hereof through (and including) the Accounts Payable Decrease Date.

7. Events of Default. The parties hereto hereby acknowledge and agree that, notwithstanding anything to the contrary contained in the Notes or the other Transaction Documents:

a. the issuance of any judgment against the Company involving an aggregate liability (including interest and legal and other fees and expenses) of not more than $1,200,000 in connection with that certain lawsuit filed against the Company in the U.S. District Court for the Southern District of New York (Civil Action No. 08 CV 9123), whereby BB&T Capital Markets alleges a breach of contract claim against the Company, shall not constitute an “Event of Default” under Section 8(a)(xi) of the Notes, if the issuance of such judgment occurs on or prior to the Accounts Payable Decrease Date, so long as (i) the Company has diligently contested, and not consented to, the issuance of such judgment, (ii) neither the Company nor any Subsidiary has made any payments in respect of such judgment; (iii) no Person has begun to exercise any rights or remedies with respect to such judgment through the filing or perfection of such judgment as against any assets of the Company or any of its Subsidiaries; and (iv) the Company and its Subsidiaries have not posted, or been ordered to post, a bond in an aggregate amount in excess of $1,200,000 in connection therewith.

b. any default by either MRU Funding SPV, Inc. or Education Empowerment SPV, LLC pursuant to the Warehouse Documents to which such entity is a party, as a result of a breach of a financial covenant thereunder, shall not constitute an “Event of Default under Section 8(a)(iv) of the Notes, if such default occurs on or prior to the Accounts Payable Decrease Date, so long as such default does not provide any Person with, or result in any Person having, any rights, remedies or recourse against the Company or any Subsidiary.

8. Avoidance of Doubt. The parties hereto hereby agree, for the avoidance of doubt, that the term “Liabilities” and “Obligations” as used in the Transaction Documents shall include all liabilities and obligations of the Company under this Agreement, under the Security Agreement, under the Pledge Agreement, under the Trademark Security Agreement, under the Copyright Security Agreement, under any Account Control Agreements, under the Purchase Agreement (as amended hereby) and under the other Transaction Documents, and each of the parties hereto agrees not to take any contrary positions. The parties hereto hereby agree, for the avoidance of doubt, each of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement and any Account Control Agreements constitutes a Transaction Document.

9. Expenses. In accordance with Section 4(i) of the Purchase Agreement, contemporaneously with the execution and delivery of this Agreement, the Company shall reimburse Buyer for all of its out-of-pocket fees, costs and expenses, including attorneys’ fees and expenses, incurred in connection with the drafting, negotiation and execution of this Agreement. The parties hereto acknowledge that such amount is $55,000.

10. Reservation of Rights. The parties hereto hereby agree that any breach in any material respect by the Company or any of the Included Subsidiaries of any of their respective representations, warranties, covenants or other agreements contained herein shall constitute an “Event of Default” under each of the Notes. Buyer has not hereby waived (a) any breach, default or Event of Default that may be continuing under any of the Transaction Documents or (b) any of Buyer’s rights or remedies arising from any such breach, default or Event of Default or otherwise available under the Transaction Documents or at law. Buyer expressly reserves all such rights and remedies.

11. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The successors and assigns of such entities shall include their respective receivers, trustees or debtors-in-possession.

12. Further Assurances. The Company hereby agrees from time to time, as and when requested by Buyer, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, including secretary’s certificates, and to take or cause to be taken such further or other action, as Buyer may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, any Account Control Agreements, the Purchase Agreement (as amended hereby) and the other Transaction Documents.

13. Rules of Construction. All words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and the use of the word “including” in this Agreement shall be by way of example rather than limitation. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Time is of the essence with respect to the performance by the Company and each of the Included Subsidiaries of each of their respective covenants and agreements herein set forth.

14. Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

15. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

16. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

17. Merger. This Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement, the Copyright Security Agreement, the Purchase Agreement (as amended hereby) and the other Transaction Documents entered into on or prior to the date hereof represent the final agreement of each of the parties hereto with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or prior or subsequent oral agreements, among any of the parties hereto.

18. Reaffirmation. Each of the Company and the Included Subsidiaries as issuer, debtor, grantor, pledgor, mortgagor, guarantor or assignor, or in other any other similar capacity in which such Person grants Liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) acknowledges and agrees that it has reviewed this Agreement, the Security Agreement, the Pledge Agreement, the Trademark Security Agreement and the Copyright Security Agreement, (ii) ratifies and reaffirms all of its obligations, contingent or otherwise, under each of the Transaction Documents, including the Purchase Agreement (as amended hereby), to which it is a party (after giving effect hereto), and (iii) to the extent such Person granted Liens on or security interests in any of its property pursuant to any such Transaction Document as security for or otherwise guaranteed the Liabilities or Obligations under or with respect to the Transaction Documents, ratifies and reaffirms such guarantee and grant of security interests and Liens and confirms and agrees that such security interests and Liens hereafter secure all of the Liabilities and Obligations as amended hereby. Each of the Company and the Included Subsidiaries hereby consents to this Agreement and acknowledges that each of the Transaction Documents, including the Purchase Agreement (as amended hereby), remains in full force and effect and is hereby ratified and reaffirmed.

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IN WITNESS WHEREOF, this Third Amendment has been duly executed and delivered by each of the undersigned as of the date first above written.

COMPANY:

MRU HOLDINGS, INC.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	Co-President

INCLUDED SUBSIDIARIES:

EMBARK CORP.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	Chief Executive Officer

EMBARK ONLINE, INC.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	Chief Executive Officer

GOTO COLLEGE HOLDINGS INC.,

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	President

IEMPOWER, INC.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	President

MRU ORIGINATORS, INC.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	President

MRU UNIVERSAL GUARANTY AGENCY, INC.

By:	/s/ Vishal Garg
Name:	Vishal Garg
Title:	President

BUYER:

LONGVIEW MARQUIS MASTER
FUND, L.P.

By: Viking Asset Management, LLC
Its: Investment Advisor

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

COLLATERAL AGENT:

VIKING ASSET MANAGEMENT, L.L.C.

By:	/s/ S. Michael Rudolph
Name:	S. Michael Rudolph
Title:	Chief Financial Officer

Exhibit A

Security Agreement

Exhibit B

Pledge Agreement

Exhibit C

Trademark Security Agreement

Exhibit D

Copyright Security Agreement